UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2017 (February 1, 2017)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, the Board of Directors (the “Board”) of Allergan plc (the “Company”) elected Ms. Adriane M. Brown as a director of the Company, effective immediately. Ms. Brown’s appointment to the Board was previously announced by the Company in November 2016. Ms. Brown has been named to the Quality and Innovation Committee of the Board.

On February 1, 2017, Mr. Michael R. Gallagher announced he would not stand for reelection to the Board at the Company’s Annual General Meeting of Shareholders (“AGM”) on May 4, 2017.

Item 8.01	Other Events.

On February 2, 2017, the Board set a record date of March 8, 2017 for participation in the Company’s 2017 AGM. Only those shareholders of the Company who are shareholders of record at the close of business on March 8, 2017 will be entitled to receive notice of, and to vote, at the 2017 AGM. The Board also announced that the Company’s 2017 AGM would be held on May 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2017	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP, Chief Legal Officer and Corporate Secretary